Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into this Registration Statement on Form S-3 of Lucas Energy, Inc. and the related Prospectus, of our report dated June 29, 2012, relating to our audit of the consolidated financial statements of Lucas Energy, Inc. and subsidiaries for the year ended March 31, 2012. We also consent to the references to our firm contained in this Registration Statement and in the related Prospectus, included under the caption "Experts".

Hein & Associates LLP Houston, Texas
May 15, 2013